UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)             February 4, 2014

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Matters re: Preliminary Approval of Shareholder Securities Class Action Settlement
On February 6, 2014, the Company issued a press release related to the Court’s preliminary approval of the agreement among the parties to settle all claims in the shareholder securities class action styled In re Ebix, Inc. Securities Litigation, Master File No. 1:11-CV-02400-RWS (N.D. Ga.). A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 - Exhibits.
The following exhibit is furnished with this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION
99.1
Press Release, dated February 6, 2014 as issued by Ebix, Inc. related to the Court’s preliminary approval of the agreement among the parties to settle all claims in the shareholder securities class action styled In re Ebix, Inc. Securities Litigation, Master File No. 1:11-CV-02400-RWS (N.D. Ga.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

February 6, 2014

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